Exhibit 99.2 Diamond Offshore Fleet Status Report May 7, 2024

Recent Commercial and Other Activity[1]

Fleet Status Report – May 7, 2024

New Contracts and Extensions	
Ocean BlackRhino	Secured one-well contract with Foxtrot International LDC ("Foxtrot") in the Ivory Coast with an estimated duration of 30 days commencing in late-December 2024 after the rig's Special Periodical Survey ("SPS") and Managed Pressure Drilling upgrade projects in Las Palmas.
Other Activity	
Ocean GreatWhite	We are currently estimating 125-130 days of out of service time related to the incident we previously reported on February 5, 2024 and anticipate returning to location by the first half of June. The rig is now expected to remain under contract until at least early January 2025.
Ocean Apex	The latest well schedules provided by operators now estimate the final campaign in the sequence of work will run until early April 2025.
Ocean Monarch	The rig was sold in April 2024.

1) Denotes activity since March 18, 2024.

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1 Fleet Status Report – May 7, 2024 Diamond Fleet Status Rig Name Client Location 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 Priced Option BlackHawk Occidental USGOM BlackHornet bp USGOM SPS 1Q 27 7th Gen Drilships 3Q 26 BlackLion bp USGOM Woodside/ Senegal/ Shipyard BlackRhino Undisclosed/ Guinea- Foxtrot Bissau/I. Coast Current HE DP GreatWhite bp UK Shipyard Priced Options Semi Backlog DP Courage Petrobras Brazil 4Q 27 Semi 3 ~$1.8B Inpex, Santos, Apex Australia Opt Priced Options Chevron HE Endeavor Shell UK S/Y Moored Semis Onyx stacked Malaysia Actively marketed Serica / Patriot UK Actively marketed 4Q 27 TAQA Managed 2 Vela Beacon USGOM Rig Note: HE = Harsh Environment. DP = Dynamically Positioned. Excludes rigs not currently marketed. 1) As of May 7, 2024. 2) Managed rig. Assumes rig no longer managed after firm term. D I A M O N D O F F S H O R E 3 3) As of May 7, 2024.

Fleet Status Report – May 7, 2024

Drillships

Rig Name	Water Depth Rated (Ft.)	Year Delivered / Major Upgrade	Location	Operator	Estimated Start Date	Estimated End Date	Notes
7th Gen Drillships							
Ocean BlackHawk	12,000	2014	US GOM	Occidental	Nov-23	Nov-24	A
Ocean BlackHornet	12,000	2014	US GOM US GOM	bp bp	Feb-23 Feb-25	Feb-25 Feb-27	B
Ocean BlackLion	12,000	2015	US GOM US GOM	bp bp	Sep-22 Sep-24	Sep-24 Sep-26	
Ocean BlackRhino	12,000	2014	Senegal Guinea-Bissau **Ivory Coast**	Woodside Undisclosed **Foxtrot**	Jul-21 Aug-24 **Dec-24**	Aug-24 **Oct-24** **Feb-25**	C

Notes

A. *BlackHawk*: 1-year priced option.

B. *BlackHornet*: Approximately 20 days out of service in 2024 for 5-year SPS, excluding mobilization.

C. *BlackRhino*: Approximately 80 days out of service in 2024 for 5-year SPS and MPD upgrade, excluding mobilization.

- Updated Information is in **bold type**.

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Semisubmersibles

Fleet Status Report – May 7, 2024

Rig Name	Water Depth Rated (Ft.)	Year Delivered / Major Upgrade	Location	Operator	Estimated Start Date	Estimated End Date	Notes
Harsh Environment DP Semi							
Ocean GreatWhite	10,000	2016	UK	bp	Mar-23	**Jan-25**	A
DP Semi							
Ocean Courage	10,000	2009	Brazil	Petrobras	Dec-23	Dec-27	
Harsh Environment Moored Semis							
Ocean Endeavor	10,000	1976/2006	UK	Shell	May-19	Dec-24	B
Ocean Patriot	3,000	1983	UK UK	Serica TAQA	Mar-24 Jan-25	May-24 Dec-27	C
Ocean Apex	6,000	1976/2014	Australia Australia Australia	Inpex Santos Chevron	Oct-23 **May-24** **Feb-25**	**May-24** **Feb-25** **Apr-25**	 D E

Notes

A. *GreatWhite*: 5 priced option wells remain with an estimated duration of 60 days each.
B. *Endeavor:* Approximately 45 days out of service time for BOP recertification starting in early-December.
C. *Patriot:* Excludes an additional 17 priced option wells with an estimated duration of 12 months under TAQA contract.
D. *Apex*: Santos – excludes an additional 5 priced option wells with an estimated duration of 160 days.
E. *Apex*: Chevron – excludes an additional priced option well with an estimated duration of 40 days.

- Updated Information is in **bold type**.

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Managed and Stacked Rigs

Fleet Status Report – May 7, 2024

Rig Name	Water Depth Rated (Ft.)	Year Delivered / Major Upgrade	Location	Operator	Estimated Start Date	Estimated End Date	Notes
Managed Drillship							
Vela	12,000	2013	US GOM	Beacon	Aug-23	Aug-24	A
Stacked Semis							
Ocean Onyx	6,000	1973/2020	Malaysia	-	Sep-22	-	
Ocean Valiant	5,500	1988	UK	-	May-20	-	

Notes

A. Managed on behalf of a subsidiary of Seadrill Limited.

- Updated Information is in **bold type**.

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Disclaimer Fleet Status Report – May 7, 2024 Statements contained in this report that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward- looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this report are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, level of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating risks, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, construction of new builds, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this report. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward- looking statement is based. D I A M O N D O F F S H O R E 7